Exhibit 10.4
SN Entertainment Agreement

                                    AGREEMENT
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                                     BETWEEN

GSI TECHNOLOGIES USA INC. (hereinafter called "GSI"), having its principal business place at 2001 McGill College, suite 1310, Montreal, Quebec H3A 1G1, daily represented by Mr. Michel de Montigny.

                                       AND

SN ENTERTAINMENT INC. (hereinafter called "SN"), having its principal business place at 23942 Lyons, New hall, California 91323, daily represented by Mr.
Steeve Fecske.
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Whereas, "GSI" is a publicly traded corporation specialised in network software, broadcast and Kiosk information technology,

Whereas, "SN" is a US corporation specialized in production and distribution services of adult content and products,

Whereas, both parties have decided to join efforts in developing adult advertising network,

Whereas, both parties have agreed on the following:

     1.SOFTWARE  AGREEMENT

          "GSI" will sell to "SN" an exclusive software license for the broadcast and sales right of adult target business including but not limiting to broadcasting on the Internet, in adult stores, night clubs, sex shops, video stores and any markets for adult up to 18 years old advertisement,

          "GSI" will supply "SN" within 30 days the software license on its proprietary Multi Media Pack, sign player and server pack agreement,

          This agreement will be valid for a period of 10 years,

          Regular updates and features are included,

          Specific applications have to be negotiated separately at the demand of "SN",

          The software license cost is $25,000.00 US, on which "SN" will pay a deposit of $5,000.00 US the week of July 22nd, 2002; the balance will be paid when the network is up and running.

     2.TERRITORY LICENSING AGREEMENT

          "GSI" will sell to "SN" a territory license covering the world for adult entertainment, information and services reattached to the target market mentioned in the software agreement,

          This agreement is valid for a period of 10 years, for a value cost of $1,000,000.00 US at a $100,000.00 US paid per year,

          The payment will come from the 20% special sales agreement between "GSI" and "SN,

          This agreement will allow "SN" to sell anywhere in the world for the Adult market starting in but not limited to North America.

     3.TECHNOLOGIES & EQUIPMENT SALES

          "GSI" will supply all screens, computer parts and any other material reattached to hardware necessary for the work operation at specific cost determined by market fair pricing arrangements,

          Each individual manufacturer used in the operation will provide the warranties on equipment.


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     4.PRODUCTION OF CONTENT

          "SN" will be responsible for the sale of content to the network customers and ad agencies and will get commission fees for production from "GSI" at a rate of 20% of gross cost for production of content,

          "GSI" will supply la carte to "SN" sales department and will supply individual quotation from story boards provided by "SN".

     5.MANUFACTURING THE NETWORK

          "GSI" will manage the network server and control the content program to be paid by the production fees, T.B.D. in future addendum.

     6.SALES OF AIR TIME ON THE NETWORK

          "SN" will be responsible to make the sales of airtime,

          "GSI" will get 20% of net revenues related to the network sales of "SN",

          The net revenues are determined after sales, network and equipment costs,

          Any other expenses reattached to "SN" operations are not included,

          The billing will be made by "SN" and "GSI" will supply the login reports of ad player.

     7.BILLING MANAGER

          "GSI" will supply "SN" with working reports on the login of our billing manager,

          "SN" will bill customers and supply "GSI" with monthly information on financial sales status,

          "SN" will pay to "GSI" on a 30 to 90 days basis.

     8."GSI" AND "SN" WILL IDENTIFY THE PROPER SUBCONTRACTOR TO INSTALL THE
       EQUIPMENT SUPPLIED BY "GSI"

     9.SERVICE AND MAINTENANCE OF HARDWARE

          "GSI" and "SN" will identify the proper service subcontractor in every respective area where the network is installed.

     10."GSI" E-COM SOFTWARE

          "GSI" will give an E-com free software license to "SN",

          The applications and further production or programming fees are to be determined in a future agreement.

     BOTH PARTIES will join efforts and prepare full documentation packages to approach potential partners and customers such as Hustler, Playboy etc. and will act with diligence and help each other building the network,

     BOTH PARTIES understand that this agreement will be governed under the laws of Province of Quebec,

     BOTH PARTIES agree on all of the above mentioned items.


Signed this 23rd day of July 2002.


By: /s/ Michel de Montigny                              By: /s/ Steve Fecske
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Michel de Montigny                                      Steve Fecske
GSI Technologies USA                                    SN Entertainment


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